EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cadence Design Systems, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-188452, 333-188449, 333‑184595, 333‑174200, 333‑174201, 333‑174202, 333‑159486, 333‑150948, 333‑149877, 333‑145891, 333‑144972, 333‑135003, 333‑132754, 333‑132753, 333‑124025, 333‑119335, 333‑116681, 333‑115351, 333‑115349, 333‑108251, 333‑105492, 333‑105481, 333‑104720, 333‑103657, 333‑103250, 333‑102648, 333‑101693, 333‑88390, 333‑87674, 333‑85080, 333‑82044, 333‑75874, 333‑65116, 333‑56898, 333‑33330, 333‑93609, 333‑85591, 333‑69589, 333‑71717, 333‑65529, 333‑61029, 333‑34599, 333‑27109, and 333‑18963) on Form S‑8 of Cadence Design Systems, Inc. (the Company) of our report dated February 20, 2014, with respect to the consolidated balance sheets of Cadence Design Systems, Inc. and subsidiaries as of December 28, 2013 and December 29, 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three‑year period ended December 28, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 28, 2013, which reports appear in the December 28, 2013 annual report on Form 10‑K of Cadence Design Systems, Inc.

/s/ KPMG LLP
Santa Clara, California
February 20, 2014